UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2011

EMPLOYERS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-33245	04-3850065
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10375 Professional Circle Reno, Nevada	89521
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (888) 682-6671

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee (the “Committee”) of the Board of Directors of Employers Holdings, Inc. (the “Company”) continuously reviews the Company’s executive compensation program to ensure that it rewards the achievement of specific goals, aligns executives’ interests with those of the Company’s stockholders by rewarding performance that meets or exceeds the established goals, and ultimately motivates the Company’s executives to increase stockholder value without encouraging excessive risk taking. As part of this review, the Committee considers, among other things, input from the Company’s major stockholders, the voting policies of various proxy advisory services and trends in the marketplace.

The Company is a party to employment agreements (the “Employment Agreements”) with Ann W. Nelson, the Company’s Executive Vice President, Corporate and Public Affairs; John P. Nelson, the Company’s Executive Vice President, Chief Administrative Officer; Lenard T. Ormsby, the Company’s Executive Vice President, Chief Legal Officer and General Counsel; and William E. Yocke, the Company’s Executive Vice President and Chief Financial Officer (each, an “Executive” and collectively, the “Executives”). The Employment Agreements, each effective as of January 1, 2009, provide that the applicable Executive is employed by the Company for an initial term of three years expiring on December 31, 2011. This initial term is subject to automatic renewal for successive two year periods unless either the Company or the Executive provides notice to the other of its intention not to renew the Employment Agreement no later than six months prior to the expiration of the current term of the Employment Agreement. The Employment Agreements provide that their expiration does not constitute a termination of the applicable Executive’s employment for purposes of eligibility for any payments or benefits to which such Executive is entitled in connection with certain other terminations of such Executive’s employment (such as, for example, payments or benefits owed in respect of a termination of such Executive other than for cause). The Employment Agreements have previously been filed by the Company with the Securities and Exchange Commission as Exhibits 10.10, 10.14, 10.11 and 10.13, respectively, to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

On May 3, 2011, the Committee determined to provide notice to each of the Executives that the Company would elect not to renew the existing Employment Agreements upon their initial expiration. As previously stated, no payments or benefits are or will become owed to the Executives in connection with such determination.

It is the Committee’s current intention to enter into new employment agreements with each of the Executives prior to or upon the expiration of the Employment Agreements, with these new employment agreements currently expected to be in substantially similar form to the Employment Agreements except for certain technical changes to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

In recognition of evolving best practices, the Committee determined that these new employment agreements would not provide for any “gross-up” payments to the Executives relating to taxes imposed by Section 4999 of the Code on any “parachute payments” (as defined in Section 280G of the Code).

Each of the Executives has expressed a willingness to continue his or her employment with the Company following the expiration of the Employment Agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.

By:	/s/ Lenard T. Ormsby
Name:	Lenard T. Ormsby
Title:	Executive Vice President, Chief Legal Officer and General Counsel

Dated: May 4, 2011